AMENDMENT NO. 2

TO

SERVICE PLAN (REIMBURSEMENT) (the “Plan”)

CLASS A SHARES

Of the Funds listed on Schedule A (each, a “Fund” and collectively, the “Funds”)

The Service Plan (the “Plan”), dated as of May 24, 2019, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated September 4, 2020, as follows:

WHEREAS, the Trust desires to amend the Plan to change the following Funds name, effective September 4, 2020:

FUND NAME	NEW FUND NAME

Invesco Oppenheimer Municipal Fund	Invesco Environmental Focus Municipal Fund:

WHEREAS, the Trust desires to amend the Plan to change the following Funds’ names, effective September 30, 2020:

FUND NAME	NEW FUND NAME

Invesco Oppenheimer Rochester AMT-Free Municipal Fund	Invesco AMT-Free Municipal Income Fund

Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund	Invesco Rochester AMT-Free New York Municipal Fund

Invesco Oppenheimer Rochester California Municipal Fund	Invesco California Municipal Fund

Invesco Oppenheimer Rochester High Yield Municipal Fund	Invesco Rochester Municipal Opportunities Fund

Invesco Oppenheimer Rochester Limited Term California Municipal Fund	Invesco Limited Term California Municipal Fund

Invesco Oppenheimer Rochester Limited Term New York Municipal Fund	Invesco Rochester Limited Term New York Municipal Fund

Invesco Oppenheimer Rochester New Jersey Municipal Fund	Invesco New Jersey Municipal Fund

Invesco Oppenheimer Rochester® New York Municipals Fund	Invesco Rochester® New York Municipals Fund

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund	Invesco Pennsylvania Municipal Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

SERVICE PLAN (REIMBURSEMENT)

The following rates shall apply to each Fund listed below:

Share Class	Maximum Asset Based Sales Charge	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Class A	NONE	0.25%	0.25%

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund

Invesco Limited Term California Municipal Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Rochester® Limited Term New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® New York Municipals Fund”